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          STOCK OPTION AGREEMENT (the "Agreement"), dated as of ________, 199_, between Gulfstream Aerospace Corporation, a Delaware corporation (together with its successors the "Corporation"), and ____________ (the "Optionee").

          1.   GRANT OF OPTION.

               1.1 The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of _______ whole shares of Series A-1 Common Stock, par value $.01 per share, of the Corporation (the "Series A-1 Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement and in the Corporation's Stock Option Plan (the "Plan"), a copy of which has previously been provided to the Optionee.

               1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

               1.3 Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Series A-1 Common Stock upon the exercise of this Option shall be $6.15 per share (such price being subject to adjustment as provided in Section 8 hereof) (the "Option Price").

          3. DURATION OF OPTION. The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof; provided, however, that the Option may be earlier terminated as provided in Section 6, Section 7 or Section 9 hereof.

          4. EXERCISABILITY OF OPTIONS. Subject to the provisions of this Agreement and the Plan, the Option shall be exercisable in accordance with the following schedule:

              (a) on or after [one year from date of grant] but before [two years from date of grant], the Option may be exercised to acquire up to one-third of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option;

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              (b)  on or after [two years from date of grant] but before [three years from date of grant], the Option may be exercised to acquire up to two-thirds of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option; and

              (c) on or after [three years from date of grant] but before the expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option.

          Notwithstanding the foregoing, prior to the completion of an Initial Public Offering, unless the Committee otherwise determines, the Optionee may exercise the Option (to the extent the Option is exercisable at such time in accordance with 4(a), 4(b) and 4(c) above) on one occasion during the 90-day period following the date upon which the Corporation delivers to the Optionee notice to the effect that copies of the Corporation's audited financial statements for the fiscal year immediately preceding the fiscal year in which such notice is given are available to the Optionee for his review at the principal office of the Corporation. The Corporation shall use its best efforts to deliver such notice within 30 days after the audited financial statements referred to therein are completed. Upon the completion of an Initial Public Offering, the Corporation shall no longer be required to deliver such notice and the Option may be exercised (to the extent the Option is exercisable at such time in accordance with 4(a), 4(b) and 4(c) above) at any time.

          In addition, the Corporation shall give the Optionee 30 days written notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Terminating Event (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined), and the Optionee shall be permitted to exercise the Option for a period of 21 days (or such shorter period as the Committee shall determine and so notify the Optionee) after the date of such notice of the Terminating Event or the Partial Sale. In the case of a Terminating Event, the Option may be exercised, in whole or in part, for the full amount of the shares of Series A-1 Common Stock covered thereby (less the number of shares previously issued to the Optionee upon exercise of the Option), whether or not the Option was otherwise so exercisable pursuant to the vesting schedule described in 4(a), 4(b) and 4(c) hereof on the date such notice was given. In

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the case of a Partial Sale, the Option may be exercised in whole or in part, whether or not the Option was otherwise so exercisable pursuant to the vesting schedule described in 4(a), 4(b) and 4(c) hereof on the date such notice was given, but not for more than the excess, if any, of (a) the number of shares with respect to which the Optionee will be entitled to, and will participate in the Partial Sale pursuant to Section 2.3 or 2.4 of the Stockholder's Agreement, as the case may be, over (b) the number of shares previously issued to the Optionee upon exercise of the Option. In the event the Terminating Event or Partial Sale is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter only to the extent it would have been exercisable pursuant to the vesting schedule described in 4(a), 4(b) and 4(c) hereof if no such notice had been given. In lieu of permitting the Optionee to exercise the Option in the event of a Terminating Event involving the merger, consolidation or liquidation of the Corporation or the sale of capital stock covered by Section 2.5 of the Stockholder's Agreement, the Committee, in its sole discretion, may instead cause the Corporation to redeem the unexercised portion of the Option pursuant to Section 9 hereof.

          For purposes hereof, (a) the term "Terminating Event" shall mean the consummation of any of the following transactions: (i) any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Series A-1 Common Stock), or (ii) the liquidation of the Corporation, or (iii) the sale to a Third Party of all or substantially all of the assets of the Corporation pursuant to a plan of liquidation or otherwise, or (iv) the sale to a Third Party of Class A Common Stock (including through one or more Public Offerings); provided, that in the case of each of clauses (i), (ii) and (iv) above, as a result thereof the FL & Co. Companies (as defined below), the direct or indirect partners of any of the FL & Co. Companies, and any Affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Corporation, and
(b) the term "Partial Sale" shall mean any sale by the FL & Co. Companies of all or a portion of their shares of Series A-1 Common Stock to a Third Party, including through any Public Offering, which sale is not a Terminating Event. The term "FL & Co. Companies" shall mean Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, Gulfstream Partners and Gulfstream Partners II, L.P., each a New York limited partnership.

          Subject to the provisions of Section 9 hereof, the Option shall be canceled simultaneously with the consummation of a Terminating Event to the extent that the Option has not theretofore been exercised.

          5.   MANNER OF EXERCISE AND PAYMENT.

               5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Committee, at the Corporation's principal office (or such other address as the Corporation may from time to time notify the Optionee in writing). Such notice shall state that the Optionee is electing to exercise the Option and the number of shares of Series A-1 Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or by any guardian, executor, administrator or other legal representative (each, a "Legal Representative"). The Corporation may require proof satisfactory to it as to the right of such person to exercise the Option.

               5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by (a) the full purchase price for the shares in respect of which the Option is being exercised, such purchase price to be paid by check, and (b) a fully executed Stockholder's Agreement (a copy of which will be supplied to the Optionee upon request). Not less than 250 shares of Series A-1 Common Stock may be purchased at any one time upon the exercise of an Option, unless the number of shares of Series A-1 Common Stock so purchased constitutes the total number of shares of Series A-1 Common Stock then purchasable under the Option.

               5.3 Upon receipt of notice of exercise, full payment for the shares of Series A-1 Common Stock in respect of which the Option is being exercised and a fully executed Stockholder's Agreement, and subject to Section 10 of the Plan, the Corporation shall take such action as may be necessary under applicable law to effect the issuance and delivery to the Optionee of the number of shares of Series A-1 Common Stock as to which such exercise was effective.

              5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Series A-1 Common Stock subject to the Option until: (a) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised, (b) the Optionee shall have delivered the fully executed Stockholder's Agreement to the Corporation, (c) the Corporation shall have issued and delivered the shares to the Optionee, and (d) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation. Upon

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the occurrence of all of the foregoing events, the Optionee shall have full voting and other ownership rights with respect to such shares, subject to the provisions of the Stockholder's Agreement.

              5.5 In the event the initial exercise of the Option is an exercise in part only, then, in the event of any further exercise of the Option, the Optionee, in lieu of executing a new Stockholder's Agreement, shall re-execute the original Stockholder's Agreement, thereby re-affirming the representations and warranties contained in the Stockholder's Agreement as of the date of re-execution, but with an amended Schedule I completed to set forth the number of shares of Series A-1 Common Stock in respect of which the Option is then being exercised and the cumulative number of shares of Series A-1 Common Stock which would then be subject to the Stockholder's Agreement. If a further exercise of the Option is by a person who has not previously exercised the Option (as for example if the initial exercise was by the Optionee and the subsequent exercise was by a Legal Representative), then such person shall execute a counterpart of the original Stockholder's Agreement thereby agreeing to be bound by such agreement as though such person were an original signatory thereto and affirming the truth of the representations and warranties contained therein with respect to such person as of the date of his execution of such counterpart.

          6.  CERTAIN RESTRICTIONS.

              6.1 NO SALE OR TRANSFER. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option, in whole or in part, except in accordance with the provisions of this Agreement.

              6.2  EMPLOYMENT TERMINATION.  Except (i) as provided in this
Section 6.2 or (ii) as may be agreed between the Committee and the Optionee, if the Optionee shall no longer be employed on a full-time basis by either the Corporation or any of its subsidiaries, or ceases to serve as a director of the Corporation or any of its subsidiaries, for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Corporation or any of its subsidiaries under any employment agreement or otherwise (such Optionee being referred to herein as a "Terminated Optionee"), the portion of the Option that was not exercisable immediately prior to the Optionee's Termination shall terminate and shall be of no further force and effect from and after the date of such Termination. Following a Termination, the Optionee may exercise the portion of the Option which was

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exercisable immediately prior to the date of the Optionee's Termination (the
"Exercisable Portion of the Option") or any portion thereof on one occasion during the 90-day period following the date of the delivery of the Statement Notice (as defined below) (or, if an Initial Public Offering has not been completed prior to the date of the delivery of the Statement Notice and the date of the delivery of the Statement Notice does not fall within the 90-day exercise period set forth in Section 4 hereof, then within the next succeeding period during which the Option is exercisable pursuant to Section 4 hereof), but in no event after the expiration of the term of the Option. To the extent the Terminated Optionee does not so exercise the Exercisable Portion of the Option, the Exercisable Portion of the Option shall terminate and shall be of no force and effect.

          As promptly as practicable, but in any event within 95 days (or such later date as the audited financial statements referred to below are7 available) following the date of Termination, the Corporation shall deliver to the Terminated Optionee a notice (the "Statement Notice") to the effect that the financial statements referred to in this paragraph are available to the Terminated Optionee for review at the principal office of the Corporation and shall make available to the Terminated Optionee, for review at the principal office of the Corporation, a copy of the Corporation's consolidated financial statements as of the last day of the fiscal year immediately preceding the fiscal year in which the Termination occurred (the "Statement Date"), which financial statements shall be accompanied by an opinion letter of the Corporation's then independent certified public accountants to the effect that the consolidated balance sheet contained therein presents fairly in all material respects the consolidated financial position of the Corporation and its subsidiaries as of the Statement Date and has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, except for changes in accounting methods in which such accountants have concurred; provided, however, that if the Corporation does not have its financial statements audited or for any other reason shall be unable to make a copy of its audited consolidated balance sheet available to the Terminated Optionee for review within 95 days following the date of Termination, the Corporation instead shall make available a copy of the Corporation's unaudited consolidated financial statements as of the Statement Date, including an unaudited consolidated balance sheet, which statements shall be accompanied by
(i) a certificate of the chief financial officer of the Corporation stating that, to the best of his knowledge, the consolidated balance sheet contained in the unaudited consolidated financial statements presents fairly the consolidated financial position of the Corporation as of the Statement Date in accordance with generally accepted accounting principles applied on a basis consistent with prior years, except for changes in accounting methods in which the Corporation's then independent certified public accountants have concurred, and (ii) a letter from the Corporation's then independent certified public accountants stating that, based upon their review of the unaudited consolidated financial statements (which review does not constitute an examination in accordance with generally accepted auditing standards), they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles.

          The Terminated Optionee shall keep the financial statements and any other documentation provided in connection therewith confidential, shall not use any such material or any information contained therein for any purpose other than to determine whether to exercise all or any part of the Exercisable Portion of the Option, and shall not disclose any such material or any information contained therein to anyone other than his legal or financial advisors who have agreed in writing to the equivalent confidentiality, non-use and non-disclosure provisions contained in this sentence.

          7.  PROHIBITED ACTIVITIES.

              7.1 PROHIBITION AGAINST CERTAIN ACTIVITIES. The Optionee agrees that (a) he will not at any time during his employment (other than in the course of his employment) with the Corporation or any Affiliate thereof, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his own or any other person's account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of his employment with, or other performance of services for, the Corporation or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner the Optionee may have acquired such knowledge or information, and he shall retain all such knowledge and information in trust for the benefit of the Corporation, its Affiliates and the successors and assigns of any of them, (b) if he is Terminated, he will not for three years following the Termination directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Corporation or any Affiliate thereof and (c) he will not at any time during his employment or after any Termination publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Corporation or any Affiliate of the Corporation, including Forstmann Little &

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Co., or in any way adversely affecting or otherwise maligning the business or reputation of any of the foregoing entities (any activity described in clause
(a), (b) or (c) of this Section 7.1 being herein referred to as a "Prohibited Activity").

              7.2 RIGHT TO TERMINATE OPTION. The Optionee understands that the Corporation is granting to the Optionee an option to purchase shares of Series A-1 Common Stock hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Corporation and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Corporation. Accordingly, (a) if the Optionee engages in any Prohibited Activity, or (b) if, at any time during the Optionee's employment with the Corporation or any Affiliate or during the three years following the Optionee's Termination, the Optionee engages in any Competitive Activity (as hereinafter defined), or (c) if, at any time (whether during the Optionee's employment or after any Termination), the Optionee is convicted of a crime against the Corporation or any Affiliate, then, in addition to any other rights and remedies available to the Corporation, the Corporation shall be entitled, at its option, to terminate the Option, which shall then be of no further force and effect.
The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any person (other than the Corporation or any of its subsidiaries) that competes either directly or indirectly through one or more Affiliates with any of the businesses conducted by the Corporation or any of its Affiliates (a "Competitor"), (ii) directly or indirectly through one or more intermediaries (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity), (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Corporation or any Affiliate of the Corporation of which the Optionee owns shares of capital stock or any other equity interest or (iv) employment by (including serving as an officer or director of) or providing consulting services to any Competitor. For purposes of this Section 7.2, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity interests, by contract or otherwise.

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          8.  ADJUSTMENTS.  In the event that the outstanding shares of the
Series A-1 Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Corporation, the Committee shall make appropriate adjustments to the number and class of shares of stock subject to this Option and the Option Price for such shares. In the event that any shares of Series A-1 Common Stock are issued after the date of the Plan to any of the FL & Co. Companies for less than fair consideration, as determined finally by the Committee, the Committee shall make appropriate adjustments to the number of shares of stock subject to this Option and the Option Price for such shares. The Committee's adjustment shall be final and binding for all purposes of the Plan and this Agreement. No adjustment provided for in this
Section 8 shall require the Corporation to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

          9.  TERMINATING EVENTS.

              (a) Upon the effective date of any Terminating Event, any unexercised portion of this Option shall terminate unless provision shall be made in writing in connection with such Terminating Event for the continuance of the Plan and for the assumption of such unexercised portion of this Option by a Successor Corporation or for the substitution for such unexercised portion of this Option of new options covering shares of such Successor Corporation with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options; provided, however, that in connection with a Terminating Event involving the merger, consolidation or liquidation of the Corporation or the sale of capital stock of the Corporation covered by Section
2.5 of the Stockholder's Agreement, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Series A-1 Common Stock issuable upon exercise of the unexercised portion of the Option equal to the excess of (i) the consideration payable per share of Series A-1 Common Stock in connection with such Terminating Event, adjusted as if all outstanding options and warrants had been exercised prior to the consummation of such Terminating Event, over (ii) the Option Price. In the event that provision for continuance of the Plan is made in writing in connection with a Terminating Event, the unexercised portion of this Option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

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              (b)  In the event of a redemption pursuant to this Section 9, the
Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of shares of Series A-1 Common Stock which would have been issuable upon exercise of the portion of the Option redeemed pursuant to this Section 9) of the expenses, liabilities or obligations incurred or to be incurred by the stockholders of the Corporation in connection with such Terminating Event (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Corporation in connection with the Terminating Event, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price).

          10. NO RIGHT TO CONTINUED EMPLOYMENT. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment at any time.

          11. OPTIONEE BOUND BY PLAN; ENTIRE AGREEMENT. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. This Agreement and the Plan and, upon execution thereof, the Stockholder's Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof; provided, however, that in the event there is any conflict between the provisions of this Agreement or, upon execution thereof, the Stockholder's Agreement, on the one hand, and the Plan, on the other hand, the provisions of this Agreement or the Stockholder's Agreement shall be binding.

          12. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended, suspended or terminated by the parties hereto; provided, that the Corporation may modify, amend, suspend or terminate this Agreement without any further action by the Optionee if such modification, amendment, suspension or termination does not adversely affect the Optionee's rights hereunder. Any terms, covenants, representations or conditions may be waived by the parties hereto, but only in a writing signed by the party which is entitled to the benefits of such waived term, covenant, representation or condition.

          13. SEVERABILITY. Should any provision of this Agreement be held by a court to be unenforceable or invalid for


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any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          14. ACKNOWLEDGMENT. By signing this Agreement, the Optionee acknowledges that he has reviewed the Plan and this Agreement and understands his rights and obligations thereunder and hereunder. The Optionee also acknowledges that he has been provided with such information concerning the Corporation, the Plan and this Agreement as he and his advisors have requested.

          15. SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon each successor of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement shall be binding upon the Optionee's heirs, executors, administrators and successors.

          16. HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

          17. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final and binding for all purposes.

          18. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

              GULFSTREAM AEROSPACE CORPORATION


              By:__________________________
                 Title:

              _____________________________
                           Optionee

          The undersigned acknowledges that the undersigned has read the foregoing Agreement between Gulfstream Aerospace Corporation and the undersigned's spouse and the Stock Option Plan, understands that the undersigned's spouse has been granted an option to acquire shares of Gulfstream Aerospace Corporation Series A-1 Common Stock, which option is subject to certain restrictions reflected in such Agreement and such Plan and agrees to be bound by the foregoing Agreement and such Plan.


                             ________________________________
                                    Optionee's Spouse


                                         -12